
                        Exhibit 21- List of Subsidiaries

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Name                            State (Country) of Incorporation           Business Name
----                            --------------------------------           -------------

Aberdeen Acquisition                                                       Aberdeen Acquisition
Corporation                             Delaware                           Corporation


Cetoni Unwelttechnologie-
Entwicklungs GmbH                       Germany                            Cetoni
